Exhibit 99.1

CONTACTS:
Manakoa Services Corporation
James C. Katzaroff
(509) 736-7000

Ed Nichols
(303) 327-5200

The Investor Relations Group
Jordan Silverstein, John Nesbett
(212) 825-3210

Manakoa Services Corporation Approved for Listing on the Over the Counter Bulletin Board

Manakoa Services Corporation MKOS common shares have been accepted to quotation on the NASD Over the Counter Bulletin Board (OTCBB) under the symbol - "MKOS."


"Progressing onto the Over The Counter market represents a significant milestone for Manakoa, strengthening the foundation upon which we can grow our IT compliance software business," said Jim Katzaroff, President of Manakoa. "The OTCBB will provide Manakoa with access to a broader range of potential investors, help to improve liquidity in our common stock and enhance shareholder value."


The OTC Bulletin Board is a regulated quotation service that displays real-time quotes, last sales prices, and volumes for more than 3,600 securities. OTC Bulletin Board securities are traded by a community of market makers that enter quotes and trade reports through a highly sophisticated computer network. Investors work through a broker/dealer to trade OTC Bulletin Board securities. Information regarding the OTC Bulletin Board can be found on its website at www.otcbb.com.


About Manakoa Services Corporation


Manakoa (www.manakoa.com) is an independent software vendor and professional services company addressing the multi-billion dollar IT security, IT compliance, and regulatory compliance marketplace for enterprise customers. Manakoa's security and compliance solutions suite offers advanced automation software on pre-configured, scalable platforms designed to control business and IT policies, implement and enforce mandated compliance initiatives, and provide dynamic views for monitoring and administration based on the role and permissions of user and department. This groundbreaking software platform transforms high-cost security and compliance consulting engagements into automated, consistent, and cost-effective technology. Manakoa's software platform can greatly reduce consulting hours and time-to-compliance through sustainable, repeatable technology. Manakoa's flagship products are being previewed by Fortune 500 companies due to its unique approach of providing a pre-configured platform, with templates, department by department, for analyzing compliance with United States regulations such as the Gramm Leach Bliley Act, Sarbanes Oxley, the USA Patriot Act, and HIPPA. Manakoa's full product suite, which will include Compliance WorkCenter(TM) and Compliance Command and Control Center, provides a scalable, cost-effective, total compliance solution, which can be easily utilized in concert with a company's existing IT. The Company is also launching the Manakoa Compliance KnowledgeBase(TM), an on-line research portal service, during the fourth quarter of 2004. Finally, the Company has announced a joint licensing and development agreement with Battelle Corporation and the Pacific Northwest National Laboratory (PNNL) to commercialize the first Cyber Attack Simulation Trainer.


Under the Private Securities Litigation Reform Act-with the exception of the historical information contained in this release, the matters described herein contain forward-looking statements that involve risk and uncertainties that may individually or mutually impact the matters herein described, including, but not limited to, product acceptance, economic, competitive, governmental, results of litigation, technological and/or other factors which are outside the control of the Company. Actual results and developments may differ materially from those contemplated by these statements depending on such factors as changes in general economic conditions and financial or equity markets, technological changes, and other business risk factors. The Company does not assume, and expressly disclaims, any obligation to update these forward-looking statements.


Contact   Information:   Manakoa  Services   Corporation   James  C.  Katzaroff,
509-736-7000 or Ed Nichols, 303-327-5200 or The Investor Relations Group Jordan Silverstein / John Nesbett 212-825-3210